As filed with the Securities and Exchange Commission on May 20, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RITTER PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	26-3474527
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1880 Century Park East, Suite 1000

Los Angeles, CA 90067

(310) 203-1000
(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew J. Ritter

Chief Executive Officer

Ritter Pharmaceuticals, Inc.

1880 Century Park East, Suite 1000

Los Angeles, CA 90067

(310) 203-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Sanders Jennifer W. Cheng Wendy Grasso Reed Smith LLP 1901 Avenue of the Stars, Suite 700 Los Angeles, California 90067-6078 (310) 734-5200	Michael Poirier Qualigen, Inc. 2042 Corte Del Nogal Carlsbad, CA 92011 (760) 918-9165	Hayden Trubitt Stradling Yocca Carlson & Rauth, a Professional Corporation 4365 Executive Drive, Suite 1500 San Diego, CA 92121 (858) 926-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement, as amended, as described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-236235

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer) [  ]

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) [  ]

THIS REGISTRATION STATEMENT SHALL BE COME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, $0.001 par value per share	95,000	(2)	N/A	$316.67	$1.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, reverse stock splits, stock dividends or similar transactions.

(2)	Represents the maximum number of additional shares of common stock, $0.001 par value per share, of Ritter Pharmaceuticals, Inc., a Delaware corporation (“Ritter”), estimated to be issued in connection with the proposed merger of RPG28 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Ritter, with and into Qualigen, Inc., a Delaware corporation (“Qualigen”), as described in the Registration Statement on Form S-4 initially filed with the Securities and Exchange Commission on February 4, 2020, as amended on March 13, 2020, March 27, 2020, and twice on April 6, 2020 (Registration No. 333-236235), and which was declared effective by the Securities and Exchange Commission on April 9, 2020 (the “Initial Registration Statement”). Ritter previously registered an aggregate of 524,049,410 shares of common stock, $0.001 par value per share, and 5,360 shares of Series Alpha convertible preferred stock, $0.001 par value per share, pursuant to the Initial Registration Statement.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. Qualigen is a private company, no market exists for its securities, and Qualigen has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is based on one-third of the aggregate par value of the Qualigen securities expected to be exchanged in the proposed merger.

(4)	This fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and has been rounded up to the nearest $1.00.

EXPLANATORY NOTE AND INCORPORATION OF DOCUMENTS BY REFERENCE

Ritter Pharmaceuticals, Inc. (“Ritter”) is filing this registration statement (this “462(b) Registration Statement”) with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of registering an additional 95,000 shares of common stock, par value $0.001 per share, of Ritter (the “Ritter Common Stock”), to be issued in connection with the merger of RPG28 Merger Sub, Inc., a wholly-owned subsidiary of Ritter, with and into Qualigen, Inc. (“Qualigen”), with Qualigen as the surviving entity in the merger. Ritter has previously registered 342,839,379 shares of Ritter Common Stock and 5,360 shares of Series Alpha convertible preferred stock, $0.001 par value per share (the “Ritter Preferred Stock”), along with an additional 181,210,031 shares of Ritter Common Stock issuable upon conversion of the shares of Ritter Preferred Stock, under the Securities Act, by means of its currently effective registration statement on Form S-4, Registration No. 333-236235, as amended (the “Initial Registration Statement”).

In accordance with Rule 462(b) under the Securities Act, this 462(b) Registration Statement incorporates by reference the contents of the Initial Registration Statement, which was declared effective on April 9, 2020, including all amendments, supplements and exhibits thereto and all information incorporated by reference or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this 462(b) Registration Statement are listed on the Exhibit Index attached to and filed with this 462(b) Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Legal Opinion of Reed Smith LLP
23.1	Consent of Mayer Hoffman McCann P.C., independent registered public accounting firm
23.2	Consent of Squar Milner LLP, independent registered public accounting firm
23.3	Consent of Reed Smith LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on May 20, 2020.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Andrew J. Ritter
Andrew J. Ritter
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew J. Ritter	President and Chief Executive Officer and Director	May 20, 2020
Andrew J. Ritter	(Principal Executive Officer)

/s/ John W. Beck	Chief Financial Officer	May 20, 2020
John W. Beck	(Principal Financial and Accounting Officer)

/s/ Ira E. Ritter	Director	May 20, 2020
Ira E. Ritter

/s/ Noah Doyle	Director	May 20, 2020
Noah Doyle

Director
Matthew W. Foehr

/s/ Paul V. Maier	Director	May 20, 2020
Paul V. Maier

/s/ William M. Merino	Director	May 20, 2020
William M. Merino